UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 27, 2023

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 001-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2099

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2023, Franklin Covey Co. (the Company) appointed Mr. Efrain Rivera to its Board of Directors, effective immediately. Since June 2011, Mr. Rivera has served as Senior Vice-President, Chief Financial Officer, and Treasurer at Paychex. During Mr. Rivera’s tenure, Paychex has grown from $2 billion in revenue to approximately $5 billion and has transformed into a leading Human Capital Management firm with a market value exceeding $40 billion.

Prior to joining Paychex, Efrain served as Corporate Vice President and Chief Financial Officer at Bausch & Lomb, where his responsibilities ranged from managing commercial operations in Latin America and Canada, to leading finance for the global vision care division, to overseeing the firm’s treasury operations, including a $600 million investment portfolio.

Mr. Rivera holds a Doctorate of Management degree from Weatherhead School of Management at Case Western Reserve University. He received an MBA from the William E. Simon Graduate School of Business at the University of Rochester, and a Juris Doctor degree from New York University. Mr. Rivera is a Certified Management Accountant (CMA) and certified in financial management (CFA). Mr. Rivera currently serves on the Board of Jones Lange LaSalle, Inc. In 2022 Mr. Rivera was named a Business Icon by The Rochester Business Journal.

Mr. Rivera will be compensated for his services in accordance with the Company’s compensation program for directors as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on December 19, 2022.

Mr. Rivera is an independent director under applicable NYSE regulations and has been appointed to the Company’s Audit Committee. There are no family relationships between Mr. Rivera and any director or executive officer of the Company, and Mr. Rivera does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Rivera’s term of service will expire at the annual meeting of shareholders scheduled to be held following the end of fiscal 2023.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

104Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: September 29, 2023	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer